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                                EXHIBIT 23.2



                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "EXPERTS" in the Joint Proxy Statement/Prospectus which is part of the Registration Statement of FHP International Corporation and to the incorporation by reference therein of our report dated February 23, 1994, with respect to the consolidated financial statements and schedules of TakeCare, Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



                                            Ernst & Young

Walnut Creek, California
May 2, 1994